SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)       January 15, 1997




                       CYPRESS EQUIPMENT FUND II, LTD.
            (Exact Name of Registrant as Specified in its Charter)



           Florida                      0-21256                  59-3082723
(State or other jurisdiction of        (Commission          (I.R.S. Employer
 incorporation or organization)        File Number)        Identification No.)


  880 Carillon Parkway, St. Petersburg, Florida                 33716
  (Address of principal executive offices)                    (Zip Code)


Registrant's Telephone Number (Including Area Code)       (813) 573-3800



















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Item 2.     Acquisition or Disposition of Assets


      On December 30, 1996, Cypress Equipment Fund II, Ltd., a limited partnership organized under the laws of the State of Florida (the "Buyer"), purchased from NTFC Capital Corporation, a Delaware corporation and its successors and permitted assigns (the "Seller"), 30.1% interest in a partnership which owns a recovery boiler facility used in the production of wood pulp on lease to Federal Paper Board Corporation.

      The purchase price totaled an aggregate amount of approximately $8,326,000 including acquisition fees of approximately $230,000. The total cost of this transaction included $3,700,000 in cash and assumption of debt of $3,600,000.


Item 7.     Exhibits

            To be filed by amendment.

                                   SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                    Cypress Equipment Fund II, Ltd.
                                      A Florida Limited Partnership

                                    RJ Leasing - 2, Inc.
                                      A General Partner



Date: January 15, 1997              By:   /s/J. Davenport Mosby, III
                                          J. Davenport Mosby, III
                                          President